Exhibit 99.1

EQT Reports Third Quarter 2015 Earnings

Low commodity prices continue to overwhelm strong operational results

PITTSBURGH--(BUSINESS WIRE)--October 22, 2015--EQT Corporation (NYSE: EQT) today announced third quarter 2015 net income attributable to EQT of $40.8 million, or $0.27 per diluted share (EPS), compared to third quarter 2014 earnings of $98.6 million, or $0.65 EPS. The reported results were favorably impacted by the recognition of gains on natural gas hedging contracts for other periods. After excluding the impact of these derivative transactions, the adjusted net loss for the quarter was $50.2 million, or negative $0.33 adjusted EPS, compared to adjusted EPS of $0.50 in the third quarter of 2014. Adjusted operating cash flow attributable to EQT was $156.3 million in the third quarter 2015; $135.0 million lower than the same period last year. The non-GAAP financial measures are detailed and reconciled in the Non-GAAP Disclosures section of this news release.

Highlights:

  Production sales volume was 27% higher
  Realized natural gas price was 42% lower
  Midstream net revenue was 17% higher
  Cash balance of $ 1.7 billion
  A $1.5 billion undrawn, unsecured revolver

RESULTS BY BUSINESS

EQT Production

EQT Production achieved sales volume of 156.3 Bcfe in the third quarter 2015, 27% higher than the third quarter 2014; however, the increase in revenue from the higher volume was more than offset by a 55% lower average realized sales price compared to the same quarter last year, at $1.21 per Mcfe. Adjusted net operating revenue for the quarter (a non-GAAP financial measure) was $188.5 million, which was 43% lower. Adjusted operating loss for the third quarter (a non-GAAP financial measure) was $72.0 million, compared to adjusted operating income of $107.9 million last year, excluding noncash gains on hedges of $128.3 million applicable to other periods and $32.1 million, respectively.

EQT Production’s total operating expense for the quarter was $325.2 million, which was $53.5 million higher than the same period last year and consistent with the significant growth in sales volume. Depreciation, depletion, and amortization (DD&A) was $30.2 million higher. Transportation and processing expenses were $16.2 million higher; exploration expense was $4.6 million higher; selling, general and administrative (SG&A) was $3.9 million higher and lease operating expense (LOE), excluding production taxes, was $1.6 million higher. Production taxes; however, were $3.0 million lower consistent with the lower average unhedged price.

The Company drilled (spud) 37 gross wells during the third quarter 2015, which included 31 Marcellus wells, with an average length-of-pay of 5,800 feet; four Upper Devonian wells, with an average length-of-pay of 6,900 feet; and two dry Utica wells, with an average length-of-pay of 4,000 feet.

Guidance

The Company reiterates its 2015 guidance for production sales volume of 595 – 605 Bcfe, including liquids volume of 9,000 – 10,000 MBBls. The Company also expects an average differential to the NYMEX natural gas price of negative $0.30 –$0.40 per Mcf for the full year and fourth quarter 2015.

EQT Midstream

EQT Midstream’s third quarter 2015 operating income was $113.0 million, 21% higher than the third quarter of 2014. Net operating revenue was $195.3 million, 17% higher than the same period last year. Gathering revenue was 23% higher at $125.9 million, resulting from an increase in gathered volume. Transmission revenue increased by 12% to $62.7 million. Operating expenses for the quarter were $82.2 million, which was $9.4 million higher than the same period last year, consistent with the growth of the business. Per unit gathering and compression expense decreased by 14%, as volume continued to grow faster than expenses.

Guidance

The Company is reiterating the 2015 midstream earnings before interest, taxes, depreciation, and amortization (EBITDA) of $555 – $575 million.

Realized Price

In the third quarter, the Company’s average realized price was $2.12 per Mcfe, 42% lower than the $3.63 per Mcfe realized in the third quarter 2014 – with $1.21 per Mcfe allocated to EQT Production and $0.91 per Mcfe allocated to EQT Midstream.

OTHER BUSINESS

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP (NYSE: EQGP)

On May 15, 2015, EQT GP Holdings, LP, an EQT Corporation company, completed its initial public offering. EQT Corporation owns a 90% limited partner interest in EQGP, which holds EQT’s partnership interests in EQM.

For the third quarter of 2015, EQT recorded earnings of $59.4 million, or $0.39 per diluted share, attributable to the publicly held limited partner interests in EQGP and EQM.

On October 20, 2015, EQM announced a cash distribution to its unitholders of $0.675 per unit for the third quarter of 2015. EQGP also announced a cash distribution to its unitholders of $0.104 per unit for the third quarter of 2015.

The results for EQM and EQGP were released today and are available at www.eqtmidstreampartners.com.

Hedging

During the quarter, the Company added to its hedge position. The Company's total natural gas production hedge position through 2017 is:

	2015**	2016***	2017***
Fixed Price
Total Volume (Bcf)	75	248	103
Average Price per Mcf (NYMEX)*	$4.04	$3.81	$3.66

Collars
Total Volume (Bcf)	9	–	7
Average Floor Price per Mcf (NYMEX)*	$4.47	$–	$3.15
Average Cap Price per Mcf (NYMEX)*	$7.19	$–	$4.03
*	The average price is based on a conversion rate of 1.05 MMBtu/Mcf
**	October through December
***	For 2016 and 2017, the Company also has a natural gas sales agreement for approximately 35 Bcf that includes a NYMEX ceiling price of $4.88 per Mcf. The Company also sold calendar year 2016 and 2017 calls for approximately 11 Bcf and 17 Bcf at strike prices of $3.65 per Mcf and $3.79 per Mcf, respectively.

Operating Income

The Company reports operating income by segment in this news release. Interest, income taxes and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating income by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2015	2014	2015	2014
Operating income:
EQT Production	$56,360	$140,036	$175,317	$561,930
EQT Midstream	113,010	93,600	350,942	265,196
Unallocated expense	685	(2,133)	(8,411)	(14,061)
Operating income	$170,055	$231,503	$517,848	$813,065

Unallocated expense is primarily due to certain incentive compensation and administrative costs that are not allocated to the operating segments.

Marcellus Horizontal Well Status (cumulative since inception)

	As of	As of	As of	As of	As of
	9/30/15	6/30/15	3/31/15	12/31/14	9/30/14
Wells spud	828	797	759	722	669
Wells online	642	604	560	533	479
Wells complete, not online	65	60	45	21	31
Frac stages (spud wells)*	22,232	21,045	20,044	18,802	16,591
Frac stages online	15,904	14,664	13,394	12,472	10,653
Frac stages complete, not online	2,075	1,972	1,347	592	1,117

*Includes planned stages for spud wells that have not yet been hydraulically fractured.

NON-GAAP DISCLOSURES

Adjusted Net Income and Adjusted Earnings per Diluted Share

Adjusted net income and adjusted earnings per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income and adjusted earnings per diluted share should not be considered as alternatives to net income or earnings per diluted share presented in accordance with GAAP.

The table below reconciles adjusted net income and adjusted earnings per diluted share with net income and earnings per diluted share, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2015.

	Three Months Ended
	September 30,
(thousands, except per share information)	2015	2014
Net income attributable to EQT, as reported	$40,787	$98,555
Add back / (deduct):
Asset impairments	6,576	2,210
Hedging ineffectiveness gain	–	(34,348)
Gain on derivatives not designated as hedges	(161,263)	(1,821)
Cash settlements received on derivatives not designated as hedges	32,099	1,604
Premiums paid for derivatives that settled during the period	(1,029)	–
Tax impact (26.4% and 32.8% effective tax rate for 2015 and 2014, respectively)	32,623	10,604
Adjusted net (loss) income attributable to EQT	$(50,207)	$76,804
Diluted weighted average common shares outstanding	152,854	152,330
Diluted EPS, as adjusted	$(0.33)	$0.50

Operating Cash Flow and Adjusted Operating Cash Flow Attributable to EQT

Operating cash flow and adjusted operating cash flow attributable to EQT are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements, and therefore, may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT excludes the noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA (a non-GAAP supplemental financial measure reconciled below). Management believes that removing the impact on operating cash flows of the public unitholders of EQGP and EQM that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. Operating cash flow and adjusted operating cash flow attributable to EQT should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP. The table below reconciles operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2015.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2015	2014	2015	2014
Net Income	$100,233	$132,294	$385,148	$481,493
Add back / (deduct):
Depreciation, depletion, and amortization	208,227	175,578	599,791	484,908
Deferred income tax expense (benefit)	116,967	47,724	(78,958)	102,301
Asset impairments, non-cash	6,576	2,210	35,004	8,729
Hedging ineffectiveness gain	–	(34,348)	–	(13,075)
(Gain) loss on derivatives not designated as hedges	(161,263)	(1,821)	(209,114)	16,058
Cash settlements received (paid) on derivatives not designated as hedges	32,099	1,604	70,874	(9,232)
Non-cash gain on Nora asset exchange	–	–	–	(37,749)
Non-cash gain on disposition	–	–	–	(3,598)
Non-cash incentive compensation	13,193	12,262	41,622	33,072
Other items, net	(3,262)	(170)	(8,538)	(4,381)
Operating cash flow:	$312,770	$335,333	$835,829	$1,058,526

Add back (deduct) :
Changes in other assets and liabilities	(68,579)	41,192	64,389	83,419
Net cash provided by operating activities	$244,191	$376,525	$900,218	$1,141,945

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands)	2015	2014	2015	2014
Operating cash flow (a non-GAAP measure reconciled above)	$312,770	$335,333	$835,829	$1,058,526
(Deduct) add back
Noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA (a)	(80,561)	(45,440)	(218,981)	(101,830)
Exploration expense (cash)	1,600	1,396	5,014	3,748
Drilling program reduction charges, cash	3,529	–	8,697	–
Current taxes on transactions (b)	–	–	150,425	72,788
Non-recurring tax benefits	(81,031)	–	(50,669)	–
Adjusted operating cash flow attributable to EQT	$156,307	$291,289	$730,315	$1,033,232
(a)	Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures reconciled below.
(b)	Amount represents current tax expense related to the sale of the Northern West Virginia Marcellus Gathering System (NWV Gathering) and the sale of EQGP units in its initial public offering.

EQT Production Adjusted Net Operating Revenues

The table below reconciles EQT Production adjusted net operating revenues, a non-GAAP supplemental financial measure, to EQT Corporation total operating revenues, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2015.

EQT reports gain (loss) for hedging ineffectiveness and gain (loss) on derivatives not designated as hedges within total operating revenues in the statements of consolidated income.

EQT Production adjusted net operating revenues is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted net operating revenues should not be considered as an alternative to EQT Corporation total operating revenues presented in accordance with GAAP. EQT Production adjusted net operating revenues as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and is net of transportation and processing costs. Management utilizes EQT Production adjusted net operating revenues to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not burden the revenue from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted net operating revenues also reflects third-party transportation and processing costs as deductions from operating revenues because management considers the net price realized for sales of products, after the costs of processing and transporting the product to sales points, to be an indicator of the quality of earnings period-over-period. Management also considers this to be an indicator of how well EQT is utilizing its transportation and processing contracts. The sale price for natural gas is significantly impacted by the market in which the gas is sold and the expense incurred to transport and process the gas is important in evaluating the quality of earnings period-over-period because the cost of reaching a higher priced market may exceed the incremental price benefit of that market as compared to the market where the gas is produced. This is particularly important to natural gas producers in the Appalachian Basin given pipeline constraints and the impact on pricing in the area. Management further believes that EQT Production adjusted net operating revenues as presented provides useful information for investors for evaluating period-over-period earnings and is consistent with industry practices.

Calculation of EQT Production adjusted net	Three Months Ended		Nine Months Ended
operating revenues	September 30,		September 30,
$ in thousands (unless noted)	2015	2014	2015	2014
EQT Production total operating revenues, as reported on segment page	$381,538	$411,687	$1,127,319	$1,297,593
(Deduct) add back:
Gain for hedging ineffectiveness	–	(34,348)	–	(13,075)
(Gain) loss on derivatives not designated as hedges	(160,458)	(832)	(209,881)	13,036
Net cash settlements received (paid) on derivatives not designated as hedges	33,170	3,040	69,714	(5,895)
Premiums paid for derivatives that settled during the period	(1,029)	–	(3,054)	–
EQT Production transportation and processing, as reported on segment page	(64,739)	(48,561)	(187,008)	(144,622)
EQT Production adjusted net operating revenues, a non-GAAP measure	$188,482	$330,986	$797,090	$1,147,037

Total sales volumes (MMcfe)	156,296	123,342	448,545	339,601

Average realized price to EQT Production ($/Mcfe)	$1.21	$2.69	$1.78	$3.38
Add:
Gathering and Transmission to EQT Midstream ($/Mcfe)	$0.91	$0.94	$0.93	$0.94
Average realized price to EQT Corporation ($/Mcfe)	$2.12	$3.63	$2.71	$4.32

EQT Production total operating revenues, as reported on segment page	$381,538	$411,687	$1,127,319	$1,297,593
EQT Midstream total operating revenues, as reported on segment page	198,579	173,856	599,235	502,427
Less: intersegment revenues, net	(3,102)	(6,820)	(7,592)	(33,504)
EQT Corporation total operating revenues, as reported in accordance with GAAP	$577,015	$578,723	$1,718,962	$1,766,516

EQT Production Adjusted Operating (Loss) Income

The table below reconciles EQT Production adjusted operating (loss) income, a non-GAAP supplemental financial measure, to EQT Corporation operating income, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-Q for the quarter ended September 30, 2015.

EQT reports gain (loss) for hedging ineffectiveness and gain (loss) on derivatives not designated as hedges within operating income in the statements of consolidated income.

EQT Production adjusted operating (loss) income is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating (loss) income should not be considered as an alternative to EQT Corporation operating income presented in accordance with GAAP. EQT Production adjusted operating (loss) income as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement. Management utilizes EQT Production adjusted operating (loss) income to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not burden the income from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. Management further believes that EQT Production adjusted operating (loss) income as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Month Ended
	September 30,
	2015	2014
EQT Corporation operating income, as reported in accordance with GAAP	$170,055	$231,503
Add back / (deduct):
Unallocated expense	(685)	2,133
EQT Midstream operating income, as reported on segment page	(113,010)	(93,600)
EQT Production operating income, as reported on segment page	$56,360	$140,036
Add back / (deduct):
Gain for hedging ineffectiveness	–	(34,348)
Gain on derivatives not designated as hedges	(160,458)	(832)
Net cash settlements received on derivatives not designated as hedges	33,170	3,040
Premiums paid for derivatives that settled during the period	(1,029)	–
EQT Production adjusted operating (loss) income	$(71,957)	$107,896

Adjusted EQT Midstream Partners EBITDA and Noncontrolling Interest Portion of Adjusted EQT Midstream Partners EBITDA

As used in this news release, adjusted EQT Midstream Partners EBITDA means EQM’s net income plus EQM’s interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash long-term compensation expense less EQM’s equity income, other income, capital lease payments, and adjusted EBITDA attributable to the Jupiter Gathering System (Jupiter) and NWV Gathering prior to acquisition. As used in this news release, noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA means the portion of adjusted EQT Midstream Partners EBITDA attributable to the noncontrolling interest unit holders of EQM and EQT GP Holdings, LP (EQGP). Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures that management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  the Company's operating performance as compared to other companies in its industry;
  the ability of the Company's assets to generate sufficient cash flow to make distributions to its investors;
  the Company's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company believes that adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA provide useful information to investors in assessing the Company's financial condition and results of operations. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA should not be considered as alternatives to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect EQM's net income. Additionally, because adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may be defined differently by other companies in the Company's or EQM's industries, the definition of adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA to EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the quarter ended September 30, 2015.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(thousands, unless noted)	2015	2014	2015	2014
Net Income, EQT Midstream Partners	$94,116	$67,701	$280,741	$181,667
Add:
Interest expense, net	$11,264	$8,660	$34,361	$20,944
Depreciation and amortization	13,217	12,545	37,402	32,978
Income tax expense	–	6,311	6,703	25,906
Non-cash long-term compensation expense	328	779	1,133	2,584
Less:
Equity income	$(753)	$–	$(1,147)	$–
Other income, net	(1,716)	(806)	(3,599)	(1,634)
Capital lease payments for AVC	(3,078)	(3,565)	(15,349)	(14,760)
Adjusted EBITDA attributable to Jupiter prior to acquisition(a)	–	–	–	(34,733)
Adjusted EBITDA attributable to NWV Gathering prior to acquisition(b)	–	(20,178)	(19,841)	(43,236)
Adjusted EQT Midstream Partners EBITDA	$113,378	$71,447	$320,404	$169,716

Noncontrolling interest ownership percentage(c)	71.1%	63.6%	68.3%	60.0%
Noncontrolling interest portion of Adjusted EQT Midstream Partners EBITDA	$80,561	$45,440	$218,981	$101,830
(a)	Adjusted EBITDA attributable to Jupiter for the nine months ended September 30, 2014 was calculated as net income of $20.1 million, plus depreciation and amortization expense of $2.1 million, plus income tax expense of $12.5 million.
(b)	Adjusted EBITDA attributable to NWV Gathering for the nine months ended September 30, 2015 was calculated as net income of $11.1 million plus depreciation and amortization expense of $2.0 million, plus income tax expense of $6.7 million. Adjusted EBITDA attributable to NWV Gathering for the three and nine months ended September 30, 2014 was calculated as net income of $11.2 million and $23.6 million, respectively, plus depreciation and amortization expense of $2.7 million and $6.2 million, respectively, plus income tax expense of $6.3 million and $13.4 million, respectively.
(c)	Represents weighted average noncontrolling interest ownership percentage for the period, which considers the impact of the 9.9% noncontrolling interest in EQGP.

Q3 2015 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. Eastern Time today and will be broadcast live via the Company's web site at http://www.eqt.com, and on the investor information page of the Company’s web site at http://ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP and EQT GP Holdings, LP, for which EQT Corporation is the parent company, will also host a joint earnings teleconference with security analysts today, beginning at 11:30 a.m. Eastern Time. The call will be broadcast live via http://www.eqtmidstreampartners.com, with a replay available for seven days following the call.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that the Company’s management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company is unable to provide a reconciliation of projected EBITDA to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

Similarly, the Company is unable to provide a reconciliation of its projected operating cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Cash balance and revolver availability are as of September 30, 2015.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus, Utica and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled); projected natural gas prices, basis, recoveries and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected production sales volume and growth rates (including liquids sales volume and growth rates); projected finding and development costs, operating costs, unit costs, well costs and midstream revenue deductions; projected gathering and transmission volume and growth rates; projected firm pipeline capacity and sales; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EQT Midstream and EQT Midstream Partners, LP (EQM) EBITDA; monetization transactions, including asset sales (dropdowns) to EQM and other asset sales, joint ventures or other transactions involving the Company’s assets; the Company’s use of proceeds from the initial public offering of EQGP common units; the projected cash flows resulting from the Company’s limited partner interests in EQGP; internal rate of return (IRR) and returns per well; projected capital expenditures; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; projected operating revenues, cash flows and cash-on-hand; hedging strategy; the effects of government regulation and litigation; the dividend and distribution amounts and rates; and tax position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2014, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

EQT CORPORATION AND SUBSIDIARIES
Statements of Consolidated Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(Thousands, except per share amounts)
Revenues:
Sales of natural gas, oil and NGLs	$358,977	$526,521	$1,306,684	$1,596,894
Pipeline and marketing services	56,775	50,381	203,164	185,680
Gain (loss) on derivatives not designated as hedges	161,263	1,821	209,114	(16,058)
Total operating revenues	577,015	578,723	1,718,962	1,766,516

Operating expenses:
Transportation and processing	65,033	49,121	187,709	146,019
Operation and maintenance	32,385	27,944	92,693	80,752
Production	32,505	33,840	95,353	97,662
Exploration	8,177	3,606	32,153	12,477
Selling, general and administrative	60,633	57,131	193,415	169,382
Depreciation, depletion and amortization	208,227	175,578	599,791	484,908
Total operating expenses	406,960	347,220	1,201,114	991,200

Gain on sale / exchange of assets	—	—	—	37,749
Operating income	170,055	231,503	517,848	813,065

Other income	2,661	1,004	6,289	6,134
Interest expense	36,547	35,717	110,596	99,558
Income before income taxes	136,169	196,790	413,541	719,641
Income tax expense	35,936	64,496	28,393	239,920
Income from continuing operations	100,233	132,294	385,148	479,721
Income from discontinued operations, net of tax	—	—	—	1,772
Net income	100,233	132,294	385,148	481,493
Less: Net income attributable to noncontrolling interests	59,446	33,739	165,398	79,824
Net income attributable to EQT Corporation	$40,787	$98,555	$219,750	$401,669

Amounts attributable to EQT Corporation:
Income from continuing operations	$40,787	$98,555	$219,750	$399,897
Income from discontinued operations, net of tax	—	—	—	1,772
Net income	$40,787	$98,555	$219,750	$401,669

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	152,551	151,557	152,326	151,533
Income from continuing operations	$0.27	$0.65	$1.44	$2.64
Income from discontinued operations, net of tax	—	—	—	0.01
Net income	$0.27	$0.65	$1.44	$2.65
Diluted:
Weighted average common stock outstanding	152,854	152,330	152,789	152,468
Income from continuing operations	$0.27	$0.65	$1.44	$2.62
Income from discontinued operations, net of tax	—	—	—	0.01
Net income	$0.27	$0.65	$1.44	$2.63
Dividends declared per common share	$0.03	$0.03	$0.09	$0.09

EQT CORPORATION
PRICE RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
in thousands (unless noted)	2015	2014	2015	2014
LIQUIDS
NGLs:
Sales volume (MMcfe) (a)	13,827	12,047	39,552	27,768
Sales volume (Mbbls)	2,304	2,008	6,592	4,628
Gross price ($/Bbl)	$8.10	$42.27	$15.17	$46.46
Gross NGL sales	$18,665	$84,868	$99,983	$215,016
Third-party processing	(19,970)	(17,883)	(57,084)	(45,456)
Net NGL sales	$(1,305)	$66,985	$42,899	$169,560
Oil:
Sales volume (MMcfe) (a)	1,102	933	3,250	1,632
Sales volume (Mbbls)	184	155	542	272
Net price ($/Bbl)	$39.13	$87.91	$41.02	$87.46
Net oil sales	$7,187	$13,668	$22,221	$23,785

Net liquids sales	$5,882	$80,653	$65,120	$193,345

NATURAL GAS
Sales volume (MMcf)	141,367	110,362	405,743	310,201
NYMEX price ($/MMBtu) (b)	$2.77	$4.05	$2.80	$4.52
Btu uplift	$0.28	$0.41	$0.26	$0.38
Gross natural gas price ($/Mcf)	$3.05	$4.46	$3.06	$4.90

Basis ($/Mcf)	$(1.54)	$(1.54)	$(1.26)	$(0.90)
Recoveries ($/Mcf) (c)	0.64	0.80	0.88	0.79
Cash settled basis swaps (not designated as hedges) ($/Mcf)	0.01	(0.02)	(0.02)	(0.04)
Average differential ($/Mcf)	$(0.89)	$(0.76)	$(0.40)	$(0.15)

Average adjusted price - unhedged ($/Mcf)	$2.16	$3.70	$2.66	$4.75
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.46	0.08	0.50	(0.12)
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.21	0.05	0.19	0.02
Average adjusted price, including cash settled derivatives ($/Mcf)	$2.83	$3.83	$3.35	$4.65

Net natural gas sales, including cash settled derivatives	$401,382	$422,359	$1,355,645	$1,444,221

TOTAL PRODUCTION
Total net natural gas & liquids sales, including cash settled derivatives	$407,264	$503,012	$1,420,765	$1,637,566
Total sales volume (MMcfe)	156,296	123,342	448,545	339,601

Net natural gas & liquids price, including cash settled derivatives ($/Mcfe)	$2.61	$4.08	$3.17	$4.82

Midstream Deductions ($/Mcfe)
Gathering to EQT Midstream	$(0.72)	$(0.74)	$(0.74)	$(0.74)
Transmission to EQT Midstream	(0.19)	(0.20)	(0.19)	(0.20)
Third-party gathering and transmission costs	(0.49)	(0.45)	(0.46)	(0.50)
Total midstream deductions	$(1.40)	$(1.39)	$(1.39)	$(1.44)
Average realized price to EQT Production ($/Mcfe)	$1.21	$2.69	$1.78	$3.38
Gathering and transmission to EQT Midstream ($/Mcfe)	$0.91	$0.94	$0.93	$0.94
Average realized price to EQT Corporation ($/Mcfe)	$2.12	$3.63	$2.71	$4.32
(a)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(b)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $2.77 and $4.06 for the three months ended September 30, 2015 and 2014, respectively, and $2.80 and $4.55 for the nine months ended September 30, 2015 and 2014, respectively).
(c)	Recoveries represent differences in natural gas prices between the Appalachian Basin and the sales points of other markets reached by utilizing transportation capacity, differences in natural gas prices between Appalachian Basin and fixed price sales contracts, term sales with fixed differentials to NYMEX and other marketing activity, including the sale of unused pipeline capacity. Recoveries include approximately $0.20 and $0.19 per Mcf for the three months ended September 30, 2015 and 2014, respectively, and $0.20 and $0.18 per Mcf for the nine months ended September 30, 2015 and 2014, respectively, for the sale of unused pipeline capacity.

UNIT COSTS	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2015	2014	2015	2014
Production segment costs: ($/Mcfe)
LOE	$0.12	$0.14	$0.12	$0.14
Production taxes	0.09	0.14	0.09	0.15
SG&A	0.23	0.26	0.24	0.27
	$0.44	$0.54	$0.45	$0.56
Midstream segment costs: ($/Mcfe)
Gathering and transmission	$0.17	$0.18	$0.17	$0.20
SG&A	0.13	0.15	0.13	0.15
	$0.30	$0.33	$0.30	$0.35
Total ($/Mcfe)	$0.74	$0.87	$0.75	$0.91

EQT PRODUCTION
RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
OPERATIONAL DATA

Sales volume detail (MMcfe):
Horizontal Marcellus Play (a)	129,645	97,861	373,522	266,835
Horizontal Huron Play	9,643	9,187	28,177	24,165
Other (b)	17,008	16,294	46,846	48,601
Total production sales volumes (c)	156,296	123,342	448,545	339,601

Average daily sales volumes (MMcfe/d)	1,699	1,341	1,643	1,244

Average realized price to EQT Production ($/Mcfe)	$1.21	$2.69	$1.78	$3.38

Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.12	$0.14	$0.12	$0.14
Production taxes ($/Mcfe)	$0.09	$0.14	$0.09	$0.15
Production depletion ($/Mcfe)	$1.16	$1.23	$1.16	$1.22

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$181,857	$151,576	$521,741	$413,794
Other DD&A	2,420	2,455	7,330	7,727
Total DD&A (thousands)	$184,277	$154,031	$529,071	$421,521

Capital expenditures (thousands)	$451,358	$511,971	$1,453,647	$1,855,518

FINANCIAL DATA (thousands)

Revenues:
Production sales	$221,080	$376,507	$917,438	$1,297,554
Gain for hedging ineffectiveness	—	34,348	—	13,075
Gain (loss) on derivatives not designated as hedges	160,458	832	209,881	(13,036)
Total operating revenues	381,538	411,687	1,127,319	1,297,593

Operating expenses:
Transportation and processing	64,739	48,561	187,008	144,622
LOE, excluding production taxes	18,808	17,166	53,615	47,526
Production taxes	13,698	16,674	41,739	50,136
Exploration expense	8,163	3,593	32,128	12,444
Selling, general and administrative (SG&A)	35,493	31,626	108,441	90,400
DD&A	184,277	154,031	529,071	421,521
Total operating expenses	325,178	271,651	952,002	766,649
Gain on sale / exchange of assets	—	—	—	30,986
Operating income	$56,360	$140,036	$175,317	$561,930
(a)	Includes Upper Devonian wells.
(b)	Includes 1,731 MMcfe of Dry Utica sales volume for the quarter and nine months ended September 30, 2015.
(c)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

EQT MIDSTREAM
RESULTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
OPERATIONAL DATA
Net operating revenues (thousands):
Gathering
Firm reservation fee revenues	$68,205	$13,936	$194,869	$24,945
Volumetric based fee revenues:
Usage fees under firm contracts (a)	8,815	16,385	25,567	27,492
Usage fees under interruptible contracts	48,899	72,116	157,277	230,580
Total volumetric based fee revenues	57,714	88,501	182,844	258,072
Total gathering revenues	$125,919	$102,437	$377,713	$283,017

Transmission
Firm reservation fee revenues	$50,657	$39,409	$162,602	$120,061
Volumetric based fee revenues:
Usage fees under firm contracts (a)	11,129	13,592	29,706	33,509
Usage fees under interruptible contracts	897	2,794	3,422	5,854
Total volumetric based fee revenues	12,026	16,386	33,128	39,363
Total transmission revenues	$62,683	$55,795	$195,730	$159,424

Storage, marketing and other net revenues	6,657	8,245	17,792	25,085
Total net operating revenues	$195,259	$166,477	$591,235	$467,526

Gathered volumes (BBtu per day):
Firm reservation	1,150	231	1,085	129
Volumetric based services (b)	947	1,455	967	1,399
Total gathered volumes	2,097	1,686	2,052	1,528

Gathering and compression expense ($/MMBtu)	$0.12	$0.14	$0.12	$0.15

Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	1,751	1,219	1,866	1,265
Volumetric based services (b)	300	598	257	435
Total transmission pipeline throughput	2,051	1,817	2,123	1,700

Average contracted firm transmission reservation commitments (BBtu per day)	2,390	1,784	2,567	1,847

Capital expenditures (thousands)	$130,902	$136,589	$368,019	$333,813

FINANCIAL DATA (thousands)
Total operating revenues	$198,579	$173,856	$599,235	$502,427
Purchased gas costs	3,320	7,379	8,000	34,901
Total net operating revenues	195,259	166,477	591,235	467,526
Operating expenses:
Operation and maintenance (O&M)	32,371	27,844	92,399	80,442
SG&A	26,048	23,324	77,477	64,803
DD&A	23,830	21,709	70,417	63,848
Total operating expenses	82,249	72,877	240,293	209,093
Gain on sale / exchange of assets	—	—	—	6,763
Operating income	$113,010	$93,600	$350,942	$265,196
(a)	Includes commodity charges and fees on volumes gathered or transported in excess of firm contracted capacity.
(b)	Includes volumes gathered or transported under interruptible contracts and volumes in excess of firm contracted capacity.

CONTACT:
EQT analyst inquires:
Patrick Kane – Chief Investor Relations Officer
412-553-7833
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings analyst inquires:
Nate Tetlow – Investor Relations Director
412-553-5834
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications
412-395-3941
ncox@eqt.com